UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          March 26, 2008

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)          Compensatory Arrangements of Certain Officers

On March 26, 2007, the Compensation Committee of the Board of Directors of Comfort Systems USA, Inc. (the “Compensation Committee”) adopted the 2008 Senior Management Annual Performance Plan, adjusted the Named Executive Officers salaries effective April 1, 2008, authorized certain equity grants under the Company’s Long-term Incentive Plan, and finalized a process whereby the Compensation Committee has requested that the Named Executive Officers relinquish their employment agreements in order to standardize each Named Executive Officer’s employment relationship with Comfort Systems USA, Inc. (the “Company”).  The Named Executive Officers are Mr. William F. Murdy, Chairman of the Board of Directors and Chief Executive Officer; Mr. William George, III, Executive Vice President and Chief Financial Officer; Mr. Thomas N. Tanner, Executive Vice President and Chief Operating Officer; Ms. Julie S. Shaeff, Senior Vice President and Chief Accounting Officer; and Trent T. McKenna, Vice President, General Counsel and Secretary.

2008 Incentive Compensation Plan for Executive Officers

Starting in 2008, the annual incentive compensation for the Named Executive Officers will be provided, subject to approval of the stockholders, under a plan intended to satisfy the requirements for deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code.  The plan consists of two distinct elements.  The first element of the plan rewards the senior executives of the Company for obtaining certain earnings per share (“EPS”) target thresholds (the “Objective Bonus”).  The second element of the plan rewards the achievement of certain performance metrics individualized for each executive (the “Subjective Bonus”).

For the Objective Bonus, the Committee has set a bonus range based on a target that is correlated with the Company’s annual EPS.  The Committee has set the target bonus at a level that requires that the Company see annual improvement from its prior year EPS performance.  The range for the Objective Bonus for Messrs. Murdy, George and Tanner will be 40 percent to 150 percent of 90 percent of their respective annual base salaries.  For Ms. Shaeff and Mr. McKenna the range for the Objective Bonus will be 40 percent to 150 percent of 30 percent of their respective annual base salaries.  The Objective Bonus is zero until a certain EPS threshold is met, it then scales from 40 percent to 100 percent on a straight-line basis as it moves from 67% of the EPS target to 100% of the EPS target.  Should the Company’s performance exceed the EPS target, it then scales from 100 percent to 150 percent on a straight-line basis as it moves from 100% of the EPS target to 115% of the EPS target.  With regard to the Subjective Bonus, each executive is reviewed individually and at the sole discretion of the Committee is awarded a bonus within a set range of potential outcomes based on a percentage of annual base salary.  For Messrs. Murdy, George and Tanner, the range is 0 to 100 percent of 10 percent of annual base salary; for Ms. Shaeff and Mr. McKenna, the range is 0 to 100 percent of 20 percent of annual base salary.

Named Executive Officer Salary Adjustments

Effective April 1, 2008, the Compensation Committee increased the base salary of Messrs. Murdy, George, Tanner, McKenna and Ms. Shaeff.  Mr. Murdy’s annual base salary was increased to $579,000.  Messrs. George’s and Tanner’s annual base salaries were increased to $305,000.  Ms. Shaeff’s annual base salary was increased to $202,000.  Mr. McKenna’s annual base salary was increased to $182,000.

Long-term Incentive Plan Grants

The Committee further determined grants under the Company’s Long-term Incentive Plan.  These grants were determined based on the closing price of the Company’s common stock on March 26, 2007, the date the Committee met to approve the grants.  These grants consisted of an award of restricted stock as well as a grant of options.  The restricted stock is performance as well as longevity based; it is granted a on a three-year equal vesting schedule and vests only if the Company meets certain performance requirements prior to each of the three vesting periods.  If the performance threshold is met, the restricted stock awards vest on a sliding scale from 0 to 100 percent of the portion of the award scheduled to vest on a straight-line basis.  The number of shares vesting may also be reduced by the Compensation Committee on a discretionary basis.  The option grants vest on a three-year schedule and vest without regard to the Company’s performance prior to the vesting date.

The 2007 awards were granted to the following executives for the purpose of providing an incentive for those individuals to work for the Company’s long-term success:  Mr. Murdy was granted 49,534 shares of restricted stock and 41,279 options.  Messrs. George and Tanner were granted 21,744 shares of restricted stock and 18,120 options respectively.  Ms. Shaeff was granted 8,641 shares of restricted stock and 7,201 options.  Mr. McKenna was granted 7,785 shares of restricted stock and 6,488 options.

Rationalization of Employment Relationship with the Company and Establishment of Severance Policy

                Effective March 26, 2008, the Compensation Committee put into effect the culmination of a process to rationalize the Company’s Named Executive Officers’ employment agreements.  At the request of the Compensation Committee, and in concert with the long-term equity grant, the Named Executive Officers have been asked by the Compensation Committee to agree to relinquish their rights under their prior employment agreements and to enter into a Change in Control Agreement with the Company.  In tandem with the forfeiture of the employment agreements, the Compensation Committee has also adopted the Comfort System USA, Inc. Executive Severance Policy (the “Policy”), which provides for certain severance benefits for specified executives involuntarily terminated without cause.  Amongst the Named Executive Officers, the Policy provides that Mr. Murdy shall receive two times base salary plus annual bonus as a severance benefit; Messrs. Tanner and George shall receive one and one half times base salary plus annual bonus; and Ms. Shaeff and Mr. McKenna shall receive one times base salary plus annual bonus as a severance benefit.  The Policy is subject to amendment by the Compensation Committee upon 60-days notice to each employee who is thereby affected.  Further, the Policy contains a death and disability benefit providing for one times annual salary to each of the Named Executive Officers.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna,
Vice President and General Counsel

Date:	March 31, 2008